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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Children's Place Retail Stores, Inc.:


As independent public accountants, we hereby consent to the use of our report dated March 13, 1997 (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-1.



                                          /s/ ARTHUR ANDERSEN LLP


New York, New York


September 18, 1997